EXHIBIT 99.1

Bitstream Inc. Reports Second Quarter 2005 Results

Total revenue increased by $1,001,000 or 36% resulting in the highest quarterly revenue since the Company went public in 1996.

CAMBRIDGE, MA–(Business Wire)–August 9, 2005–Bitstream Inc. (Nasdaq: BITS) today reported that its total revenue increased $1,001,000 or 36% to $3,808,000 for the three months ended June 30, 2005 as compared to $2,807,000 for the three months ended June 30, 2004. The Company recorded net income of $6,000 for the three months ended June 30, 2005, a $166,000 improvement from the net loss of ($160,000) recorded for the three months ended June 30, 2004. The net income for the three months ended June 30, 2005 reflects the impact of $310,000 in legal costs incurred in connection with the Company’s defense of a lawsuit filed by Monotype Imaging, which went to trial during the quarter and was subsequently won by the Company on all counts. Net Income for the three months ended June 30, 2005 would have been $316,000 without these non-recurring costs. The Company’s cash and cash equivalents at June 30, 2005 totaled $4,230,000, an increase of $135,000 as compared to $4,095,000 at March 31, 2005.

“Due to the growth in sales in all of our product lines as compared to the first quarter of 2005, we significantly exceeded our goal of increasing revenue by 20% allowing us to achieve our highest quarterly revenue level since the Company went public.” said Anna M. Chagnon, President and Chief Executive Officer. “The increase in revenue helped the Company achieve profitability for the second quarter, notwithstanding the legal costs incurred in conjunction with winning on all counts the case brought by Monotype imaging. To support our ongoing plan to grow revenue, we also continued to increase our investment in sales and marketing personnel and activities to drive revenue growth in future quarters while maintaining a significant level of investment in research and development activities for all of our technologies.”

SECOND QUARTER 2005 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	On August 8, 2005 Bitstream announced that it joined the Symbian Platinum Program to support the growing market for data-enabled mobile phones, also known as smartphones, based on Symbian OS™. On August 1, 2005 Bitstream also announced that it integrated Font Fusion® 3.0, the company’s smallest, most advanced font rasterizing engine, and the fastest font engine on the market today, with Symbian OS™. Symbian develops and licenses Symbian OS, the operating system that powers today’s most popular smartphones.

•	On July 21, 2005 Bitstream announced that Judge Amy J. St. Eve of the U.S. District Court for the Northern District of Illinois Eastern Division ruled in favor of Bitstream on all counts in the case of Monotype Imaging, Inc. (formerly Agfa Monotype Corporation) and International Typeface Corporation v. Bitstream Inc.

•	On July 13, 2005 Bitstream announced that Pocket PC magazine nominated ThunderHawk, the company’s breakthrough wireless browsing technology, for the publication’s Best Software of 2005 Awards. The awards, now in their fifth year, honor companies that produce outstanding software for Windows Mobile Pocket PC and Smartphone users.

•	On June 28, 2005 Bitstream announced that it received certification of its GB18030 font, Bitstream Hei, from both the SLC (State Language Committee) and CITS/CESI (Committee on Information Technology Standards / China Electronics Standardization Institute) allowing Bitstream to extend its font business into China.

•	On June 21, 2005 Bitstream announced the addition of full Java™ support to ThunderHawk 2.1 Pocket PC Edition. New Java capabilities enable subscribers to run powerful, interactive Web applets utilizing the company’s award-winning browser that provides enterprise clients and end users with a familiar, secure desktop browsing experience on mobile devices.

•	On June 20, 2005 Bitstream announced the release of version 2.0 of Bitstream Panorama, a small, portable line layout engine that enables developers to compose complex lines of text. The product features high-level APIs to lay out, position, substitute, and render characters in all international languages. This major release of Bitstream Panorama includes full support for Arabic, Hebrew, Indian and other complex language scripts

•	On June 13, 2005, the Company announced that its publishing product was successfully launched by e-Integrity (www.eintegrity-usa.com), the technology division of Integrity Graphics Inc., one of New England’s premier graphics communications companies.

•	On June 7, 2005, the Company announced that four Pageflex customer case studies were included in the newly-released report PODi Best Practices in Digital Print. This highly acclaimed report showcases case studies in a broad range of vertical markets and business applications. Each of the four Pageflex customer case studies have been judged to contribute to PODi’s best practices principles. Two of the four case studies were also judged finalists in the PODi Best Practices award competition, with one of these ultimately winning the best practices award.

•	On June 6, 2005, Bitstream announced the release of Font Fusion® 3.0, the company’s smallest, most advanced font rasterizing engine, and the fastest font engine on the market today. This major release provides new support for font compression of all font formats

•	On May 24, 2005, Bitstream Inc. announced that BroadVision extended its agreement with Bitstream to license Bitstream font rendering technology and over 100 fonts for BroadVision’s self-service web applications.

•	On May 23, 2005, the Company announced that VirtuosoWorks licensed a set of high-quality fonts for use with NOTION™, its music composition and performance software. VirtuosoWorks selected the font set from Bitstream’s typeface library.

•	On May 17, 2005, the Company announced the premier of Pageflex Storefront 2.5 at On Demand. Pageflex Storefront 2.5 is a major new release incorporating fully integrated e-commerce support, such as integrated pricing, purchasing, and shipping features.

•	On May 9, 2005, the Company announced that the U.S. Patent and Trademark Office awarded a patent for MyFonts’ system for selecting and distributing fonts in conjunction with its e-commerce system.

CONFERENCE CALL REMINDER

Today, August 9, 2005, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its second quarter 2005 results:

•	International Dial-in number: 1-703-639-1368

•	Domestic Dial-in number: 1-866-814-8449

Call into the conference number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact Bitstream at (617) 497-6222.

A replay of the conference call will be available through August 19, 2005 (access code): 752022

•	International Replay number: 1-703-925-2533

•	Domestic Replay number: 1-888-266-2081

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2004.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks or servicemarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Software license	$3,187	$2,357	$5,996	$4,641
Services	621	450	1,208	896

Total revenue	3,808	2,807	7,204	5,537

Cost of revenue:
Software license	1,081	796	2,086	1,477
Services	285	195	601	375

Total cost of revenue	1,366	991	2,687	1,852

Gross profit	2,442	1,816	4,517	3,685

Operating expenses:
Marketing and selling	772	682	1,441	1,375
Research and development	975	940	1,981	1,970
General and administrative	701	447	1,186	943

Total operating expenses	2,448	2,069	4,608	4,288

Loss from operations	(6)	(253)	(91)	(603)

Other income:
Income on investment in DiamondSoft, Inc.	—	91	—	91
Other income, net	12	15	26	43

Income (loss)before provision for income taxes	6	(147)	(65)	(469)
Provision for income taxes	—	13	1	36

Net income (loss)	$6	$(160)	$(66)	$(505)

Basic and diluted net income (loss) per share	$0.00	$(0.02)	$(0.01)	$(0.06)

Basic weighted average shares outstanding	8,650	8,483	8,644	8,466

Diluted weighted average shares outstanding	9,472	8,483	8,644	8,466

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,230	$4,405
Accounts receivable, net	1,747	962
Prepaid expenses and other current assets	180	233

Total current assets	6,157	5,600

Property and equipment, net	336	282

Other assets:
Restricted cash	250	250
Goodwill	727	727
Intangible assets	150	174

Total other assets	1,127	1,151

Total assets	$7,620	$7,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$953	$278
Accrued expenses	941	1,199
Deferred revenue	990	792

Total current liabilities	2,884	2,269

Long-term liabilities	197	200

Total liabilities	3,081	2,469

Total stockholders’ equity	4,539	4,564

Total liabilities and stockholders’ equity	$7,620	$7,033

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com